SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                             September 01, 1999


                   AMERICA FIRST MORTGAGE INVESTMENTS, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



                 Maryland    	   					              1-13391
            ------------------               ----------------------
           (State of Formation)      					  (Commission File Number)


                                 13-3974868
                     ----------------------------------
                    (IRS Employer Identification Number)



            399 Park Avenue
           New York, New York 			              		                     10022
----------------------------------------                             --------
(Address of principal executive offices)	                        			(Zip Code)


                               (212) 935-8760
              --------------------------------------------------
             (Registrants' telephone number, including area code)


                               Not applicable
         -----------------------------------------------------------
        (Former name or former address, if changed since last report)

































Item 2. Acquisition or Disposition of Assets.

     America First Mortgage Investments, Inc., a Maryland corporation (the "Registrant") owns all of the issued and outstanding preferred stock of Retirement Centers Corporation, a Delaware corporation ("RCC") and, as a result thereof, is entitled to 95% of all dividends paid by RCC. On September 1, 1999, RCC sold its undivided interest in four retirement living centers known as Cambridge Court in Kearney, Nebraska, Hickory Villa in Omaha, Nebraska, Broadmoor Court in Colorado Springs, Colorado and Grand Villa in Grand Junction, Colorado (the "Properties") to Bethesda Living Centers (the "Buyer") for a total sale price of approximately $7,150,000. The purchase price was paid in cash and through the assumption of the existing mortgage loans on the Properties. RCC has indicated that it does not intend to declared a distribution from the net proceeds from the sale, but rather intends to reinvest such proceeds in another property in a transaction that it expects to be able to treat as a tax-free like-kind exchange.

     The sale price for the Properties was determined through arms-length negotiation between RCC and the Buyer. There is no relationship between any RCC or the Registrant or their respective directors, officers or affiliates, on one hand, and the Buyer or any of its directors, officers or affiliates on the other hand. The Registrant does not own any of the issued and outstanding voting securities of RCC.




















































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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AMERICA FIRST MORTGAGE INVESTMENTS, INC.,



                                     By  /s/ Stewart Zimmerman
                                         -------------------------------------
                                     Stewart Zimmerman, President and Chief
                                     Executive Officer


     Dated:  September 3, 1999























































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